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EXHIBIT B

                        PHILADELPHIA INSURANCE COMPANIES

                                CASH BONUS PLAN


         1.    PURPOSE

         The purpose of the Plan as established by the Committee and adopted by the Board of Directors, subject to shareholder approval, is to provide performance-based cash bonus compensation for James J. Maguire in accordance with a formula that is based on the financial success of the Philadelphia Consolidated Holding Corp., a Pennsylvania corporation, and its wholly owned subsidiaries, as part of an integrated compensation program which is intended to assist the Company (as hereinafter defined) in motivating and retaining employees of superior ability, industry and loyalty,

         2.    DEFINITIONS

         The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the committee appointed by the Board of Directors consisting of two or more Outside Directors to act as the Committee with respect to the Plan.

         "Company" shall mean the Philadelphia Consolidated Holding Corp., a Pennsylvania corporation, any wholly owned subsidiary thereof, and any successor thereto.

         "Designated Beneficiary" shall mean the person, if any, specified in writing by the Participant to receive any payments due to the Participant in the event of the Participant's death. In the event no person is specified by the Participant, the Participant's estate shall be deemed to be the Designated Beneficiary.

         "Earned Percentage" shall mean the percentage determined by reference to the schedule established for each Plan Year by the Committee.

         "Outside Director" shall mean a member of the Board of Directors who is treated as an "outside director" for purposes of Code Section 162(m).

         "Participant" shall mean James J. Maguire.
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         "Plan" shall mean the Philadelphia Insurance Companies Cash Bonus
Plan.

         "Plan Year" shall mean the calendar year, The first Plan Year shall be the 1996 calendar year.

         3.      PARTICIPATION

         James J. Maguire is the sole participant in the Plan.

         4.      TERM OF PLAN

         Subject to approval of the Plan by the shareholders of the Company, the Plan shall be in effect as of January 1, 1996, and shall continue until terminated by the Board of Directors.

         5.      BONUS ENTITLEMENT

         The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment with respect to a Plan Year shall be payable to the Participant in the next Plan Year on or before January 15 of such Plan Year, unless the Participant elects to defer all or a part of such payment under the terms of any non-qualified deferred compensation plan of the Company in accordance with the provisions of such Ian. Notwithstanding anything to the contrary contained herein, no bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the shareholders of the Company and the approval of the Plan by such shareholders.

         6.      AMOUNT OF PERFORMANCE-BASED Compensation BONUS

                 (a) Determination of Amount Where Participant is Employed by the Company as of the Last Day of the Plan Year. If the Participant is employed on the last day of a Plan Year, the Participant or his Designated Beneficiary shall be entitled to a bonus with respect to such Plan Year that is equal to the "Earned Percentage,' of five hundred thousand dollars ($500,000). The Earned Percentage is the percentage derived from the schedule attached hereto (the "Earned Percentage Schedule") which specifies a percentage between 0% and 100% on the basis of the Company's earnings per share of its common stock (determined without regard to capital gains and losses) as determined by the Company's accountants. An Earned Percentage Schedule shall be established in writing with respect to each Plan Year by the Committee no later than 90 days after the beginning of the Plan Year, provided that the achievement of the levels of earnings per share specified in such schedule is substantially uncertain at the time the Earned Percentage Schedule is actually established. In the event no Earned Percentage Schedule is established for a Plan Year, the Earned Percentage Schedule for the prior Plan Year, increased by 15%, shall be treated as the Earned Percentage Schedule for the current Plan Year.





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                 (b)      Determination of Amount Where Participant is Not
Employed by the Company as of the Last Day of the Plan Year. If the Participant is not employed on the last day of a Plan Year, the Participant or his Designated Beneficiary shall be entitled to a bonus with respect to such Plan Year that is equal to the amount determined under Section 6(a) above multiplied by a fraction, the numerator of which is the number of days from the beginning of the Plan Year through the date of the Participant's termination of employment, and the denominator of which is the number of days in the Plan
Year.

         7.      COMMITTEE

                 (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

                          (i)     provide rules and regulations for the
management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

                          (ii)    construe the Plan, which construction, as
long as made in good faith, shall be final and conclusive upon all parties hereto; and

                          (iii)   correct any defect, supply any omission, or
reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

                 (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

                 (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services other than compensation for their services as members of the Board of Directors, which compensation can include compensation for services at any committee meeting attended in their capacity as members of the Board of Directors.





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Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

                 (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

                 (e) Inspection of Documents. The Committee shall make available to each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

         8.      EFFECTIVE DATE, TERMINATION AND AMENDMENT

                 (a) Effective Date of Participation in Plan. Subject to shareholder and Committee approval of the Plan, participation in this Plan shall be effective as of January 1, 1996 and shall continue thereafter until the Plan is terminated.

                 (b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the shareholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code, as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

         9.      MISCELLANEOUS PROVISIONS

                 (a) Unsecured Creditor Status. A Participant entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or





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contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, now or at any time in the future.

                 (b) Other Company Plans. It is agreed and understood that any benefits under this Plan are in addition to any and all benefits to which a Participant may otherwise be entitled under any other contract, arrangement or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

                 (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

                 (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

                 (e) Incapacity. If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

                 (f) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

                 (g) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of a Participant for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                          (i)     the specific reasons for such denial;

                          (ii)    the specific reference to the Plan provisions
on which the denial is based;

                          (iii)   a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed; and





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                          (iv)    an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto.

A Participant whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                 (h) Withholding. The Participant or the Designated Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

                 (i) Interpretation. The Plan is intended to pay compensation only on the attainment of the performance goals set forth above in a manner that will exempt such compensation from the limitations on the deduction of certain compensation payments under Code Section 162(m). To the extent that any provision of the Plan would cause a conflict with the conditions required for such an exemption or would cause the administration of the Plan to fail to satisfy the applicable requirements for the performance-based compensation exemption under Code Section 162(m), such provision shall be deemed null and void to the extent permitted by applicable law.





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                        1996 EARNED PERCENTAGE SCHEDULE

 Earnings per Share                Earned Percentage
 ------------------                -----------------
 $1.70 or above                            100%
  1.65-1.69                                 90%
  1.61-1.64                                 80%
  1.56-1.60                                 70%
  1.50-1.55                                 40%
  under 1.50                                 0%





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